PPG INDUSTRIES, INC.

NONQUALIFIED RETIREMENT PLAN
























					 Effective:   January 1, 1989
					 As amended effective January 1, 1996

ARTICLE I

Effective Date


1.1 This Plan shall be effective for retirements and terminations which occur on and after January 1, 1989.

ARTICLE II

Definitions


2.1 Wherever used herein, the following words and phrases shall have the meanings set forth below unless a different meaning is plainly required by context:

	(a) "Act" shall mean the Employee Retirement Income Security Act of 1974 and amendments thereto.


	(b)     (1)     "Administrative Committee" shall mean the Compensation
and Executive Development Committee appointed by the Board of Directors of the Company.

		(2) "Administrative Subcommittee" shall mean a committee adopted by the Administrative Committee which shall have the authority set forth in Section 7.2.

	(c) "Administrator" shall mean the Director, Compensation and Benefits.

	(d) "Awards" shall mean a grant of incentive compensation under the Incentive Compensation or the Management Award Plan which is paid or deferred on or after January 1, 1989.

	(e)     "Company" shall mean PPG Industries, Inc. and its Subsidiaries.

	(f) "Early Retirement Reduction Factor" shall mean the factor applied to the benefit payable under the Qualified Plan reducing the benefit for early retirement.

	(g)     "Eligible Spouse" shall mean:

		(1) For purposes of the payment of an REP/SSB, a spouse who was legally married to a Participant, Former Participant or Terminated Vested Participant on his Benefit Commencement
Date; and

		(2) For purposes of the payment of an AEP/SSB, a spouse who was legally married to a Participant during the one year period immediately prior to the Participant's death.

	(h) "Employee" shall mean any full-time employee (including any officer) of the Company or any of its Subsidiaries.

	(i) "Excess FAMI" shall mean the amount by which a Participant's FAMI exceeds Covered Compensation.

	(j) "Final Average Monthly Incentive" or "FAMI" shall mean the sum of a Participant's five highest Awards paid or deferred within the ten years immediately preceding such Participant's termination of employment, divided by 60.

	(k) "Former Participant" shall mean a Vested Participant who ceases to be a Participant prior to his Normal or Deferred Retirement Date for a reason other than retirement or termination of employment.

	(l) "Incentive Compensation Plan" shall mean the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees, as amended from time to time.

	(l) "Management Award Plan" shall mean the PPG Industries, Inc. Management Award and Deferred Income Plan, as amended from time to time.

	(m) "Participant" shall mean an Employee of the Company who is eligible to participate, in accordance with ARTICLE III.

	(n)     "Plan" shall mean the PPG Industries, Inc. Nonqualified
Retirement Plan.

	(o) "Prior Employer Benefit" shall mean the amount of any benefit payable at Normal Retirement Age from any qualified or nonqualified retirement plan or profit sharing plan to which a Participant is entitled as a result of prior employment with any employer other than the Company. In the event such amount is payable in any manner other than a monthly straight-life annuity, such amount will be converted to a monthly straight-life annuity, using acceptable actuarial assumptions, as determined by the Administrative Committee and consistent with the procedures of the Qualified Plan.

	(p) "Qualified Plan" shall mean the PPG Industries, Inc. Retirement Income Plan, as amended from time to time, and any successor plan.

	(q) "Subsidiary" shall mean any corporation, fifty percent or more of the outstanding voting stock or voting power of which is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent or more ownership interest.

	(r) "Terminated Vested Participant" shall mean a Vested Participant who terminates employment prior to his Early Retirement Date.

	(s) "Vested Participant" shall mean a Participant who has satisfied the vesting requirements of the Qualified Plan.

2.2 Wherever used herein, the following words and phrases shall have the meaning set forth in the Qualified Plan:

	"Active Employees' Pension Surviving Spouse Benefit (AEP/SSB)"

	"Benefit Commencement Date"

	"Covered Compensation"

	"Credited Service"

	"Deferred Retirement Date"

	"Early Retirement Date"

	"Normal Retirement Date"

	"Retired Employees' Pension Surviving Spouse Benefit (REP/SSB)"

	"Social Security Early Retirement Age"

	"Social Security Normal Retirement Age"

2.3 Wherever used herein, the masculine shall include the feminine and the singular shall include the plural unless a different meaning is clearly indicated by the context.

ARTICLE III

Requirements for Participation


3.1 An Employee shall be a Participant in this Plan if he is a participant in either the Incentive Compensation Plan or the Management Award Plan.

3.2 A Participant shall cease to be a Participant under this Plan at any time he ceases to be a participant in the Incentive Compensation Plan or the Management Award Plan, unless otherwise designated by the Administrative Committee to remain as a Participant.

3.3 A Participant shall cease to be a Participant under this Plan at any time he ceases to be an active participant under the Qualified Plan.

ARTICLE IV

Eligibility for Benefits


4.1     Standard Benefit

	Subject to Section 4.4, any Participant or Former Participant whose Normal Retirement Date, Early Retirement Date, Deferred Retirement Date, or any Terminated Vested Participant whose termination date occurs on or after January 1, 1989, shall be eligible to receive the Standard Benefit as provided in Section 5.1, unless specifically designated by the Administrative Committee to receive the Special Short Service Benefit as provided in Section 5.2.

4.2     Special Short Service Benefit

	Subject to Section 4.4:

	(a) Any Participant whose Normal Retirement Date or Deferred Retirement Date occurs on or after January 1, 1989, and who meets all of the following criteria shall be eligible to receive the Special Short Service Benefit as provided in Section 5.2:

		(1) He has been specifically designated by the Administrative Committee to receive the Special Short Service Benefit; and

		(2) He has less than thirty (30) years of Credited Service on his Retirement Date.

	(b) Any Participant whose Early Retirement Date occurs on or after January 1, 1989, and who meets all of the following criteria shall be eligible to receive the Special Short Service Benefit as provided in Section 5.2:

		(1) He has been specifically designated by the Administrative Committee to receive the Special Short Service Benefit; and

		(2) He has less than thirty (30) years of Credited Service on his Retirement Date; and

		(3) He has been specifically approved by the Administrative Committee to retire prior to his Normal Retirement Date.

4.3 Subject to Section 4.4, any Participant or Former Participant whose Normal Retirement Date, Early Retirement Date, Deferred Retirement Date, or any Terminated Vested Participant whose termination date occurs:

	(a)     On or after January 1, 1989, and

		( i)    Whose benefit under the Qualified Plan is limited or
	reduced as a result of section 415 and/or section 401(a)(17) of the Internal Revenue Code; or

		(ii) Who was eligible to receive a benefit in accordance with Section 5.5 of the PPG Industries, Inc. Supplemental
Retirement Plan II but whose benefit under this Plan is greater than such benefit, and whose benefit under the Qualified Plan is limited or reduced as a result of having deferred salary under the terms of the Capital Enhancement
Account provision of the Incentive Compensation Plan; or

	(b) On or after January 1, 1996, and whose benefit under the Qualified Plan is limited or reduced as a result of having deferred salary under the terms of the PPG Industries, Inc. Deferred Compensation
Plan,

	shall be eligible to receive the Excess Benefit as provided in
Section 5.6.

4.4     A Participant who is entitled to receive a benefit in accordance with
Section 5.5 of the PPG Industries, Inc. Supplemental Retirement Plan II shall not be entitled to receive a benefit under this Plan.

ARTICLE V

Amounts of Benefits


5.1     Standard Benefit

	(a) Subject to the provisions of Sections 5.3, 5.4 and 5.7, for a Participant or Former Participant who retires on his Normal
Retirement Date or Deferred Retirement Date or for a Terminated
Vested Participant whose Benefit Commencement Date is his Normal
Retirement Date, the monthly benefit shall be:

				.0095 times FAMI
			plus    .0065 times Excess FAMI

			Total times Credited Service

					LESS

Other payments specifically designated by the Administrative Committee to be deducted which are made pursuant to an individual employee contract to provide retirement income or deferred compensation regardless of whether the contract is made with the Company, a Subsidiary, or other employer.

	(b) Subject to the provisions of Sections 5.3, 5.4 and 5.7, for a Participant or Former Participant who retires on his Early
Retirement Date or for a Terminated Vested Participant whose
Benefit Commencement Date is prior to his Normal Retirement Date, the monthly benefit shall be:


				.0095 times FAMI
			plus    .0065 times Excess FAMI

			Total times Credited Service

				MULTIPLIED BY

			The Early Retirement Reduction Factor

				LESS

Other payments specifically designated by the Administrative Committee to be deducted which are made pursuant to an individual employee contract to provide retirement income or deferred compensation regardless of whether the contract is made with the Company, a Subsidiary, or other employer.

5.2     Special Short Service Benefit

	(a) For purposes of this Section 5.2 only, "Plan Service" shall mean one and one-half (1 1/2) times Credited Service, with any half (1/2) month rounded up to the next full month, up to a maximum of thirty
(30) years.

	(b) Subject to Section 5.7, for a Participant who retires on his Normal Retirement Date or Deferred Retirement Date, the monthly benefit shall be:


				.0095 times FAMI
			plus    .0065 times Excess FAMI

			Total times Plan Service

				LESS

Any Prior Employer Benefit plus other payments, if specifically designated by the Administrative Committee to be deducted, which are made pursuant to an individual employee contract to provide retirement income, regardless of whether the contract is made by the Company, a Subsidiary, or any other employer.

	(c) Subject to Section 5.7, for a Participant who retires on his Early Retirement Date, Plan Service shall be reduced by one month for each month the Participant's Benefit Commencement Date precedes his Normal Retirement Date; provided, however, that the Administrative Committee may approve a lesser reduction.

	(d) The monthly benefit for a Participant described in subparagraph (c) of this section 5.2 shall be:


				.0095 times FAMI
			plus    .0065 times Excess FAMI

Total times Plan Service, as adjusted in accordance with paragraph (c) above.

				MULTIPLIED BY

			The Early Retirement Reduction Factor

				LESS

Any Prior Employer Benefit plus other payments, if specifically designated by the Administrative Committee to be deducted, which are made pursuant to an individual employee contract to provide retirement income, regardless of whether the contract is made by the Company, a Subsidiary, or any other employer.

5.3     Terminated Vested Participant

	In the case of a Terminated Vested Participant, the benefit amount payable under this Plan shall be calculated on his termination date using his Credited Service, Final Average Monthly Incentive, and Covered Compensation as of the date of termination.

5.4     Former Participant

	In the case of a Former Participant, the benefit amount payable under this Plan shall be calculated as if his employment had terminated on the date his participation in the Plan ceased, using his Credited Service, Final Average Monthly Incentive, and Covered Compensation as of the date of cessation of participation.

	Where a Former Participant subsequently retires or becomes a Terminated Vested Participant, the benefit amount payable under this Plan shall be calculated in accordance with this Section 5.4.

5.5     Supplemental Early Retirement

	(a) A Participant or Former Participant who is eligible for a Supplemental Early Retirement Benefit under the Qualified Plan shall be eligible to have his benefit under this Plan calculated in a manner similar to the calculation of the Qualified Plan benefit.

	(b) The Administrator shall adopt rules for the calculation of the benefit pursuant to this Section 5.5. Such rules shall be applied in a uniform and nondiscriminatory manner.

5.6     Excess Benefit

	(a) In the event a Participant's benefit under the Qualified Plan is limited or reduced as a result of Section 415 and/or Section 401(a)(17) of the Internal Revenue Code, or, in the case of a Participant described in either subparagraph (a)(ii) or paragraph (b) of Section 4.3, whose benefit under the Qualified Plan is limited or reduced as a result of his having deferred salary under the terms of the Capital Enhancement Account provision of the Incentive
Compensation Plan, and/or as a result of his having deferred salary under the terms of the PPG Industries, Inc. Deferred
Compensation Plan, this Plan shall provide a benefit equal to the amount of such limitation or reduction.

	(b) The Administrator shall adopt rules for the calculation of the benefit pursuant to this Section 5.6. Such rules shall be applied in a uniform and nondiscriminatory manner.

	(c) Any benefit payable in accordance with this Section 5.6 shall be in addition to any other benefit which may be payable hereunder.

5.7     Lump-Sum Benefit

	(a) A Participant who is also eligible to participate in the PPG Industries, Inc. 1984 Earnings Growth Plan at the time of his
Normal, Early or Deferred Retirement Date, and whose Normal, Early or Deferred Retirement Date is on or after January 1, 1991, may elect to receive any benefits payable hereunder in a lump sum, in lieu of a monthly annuity in accordance with this Section 5.7.

	(b) The following conditions apply to all elections pursuant to this Section 5.7:

		(1) A Participant may elect a lump sum benefit only if such Participant elects his Benefit Commencement Date under the Qualified Plan to be his Retirement Date.

		(2) For Participants who elect to receive a lump-sum benefit on and after January 1, 1993, and who are married on the date their lump-sum benefit is payable, the election to receive a lump sum must contain a consent to and acknowledgment of the effect of such lump-sum election by the Participant's spouse.

		(3) Any election made pursuant to this Section 5.7 shall be irrevocable after the Latest Election Date; provided, however, that, in the event of a Participant's death on or after the Latest Election Date and prior to payment of the lump-sum benefit, such election shall be deemed to be null and void on the date of such Participant's death.

For purposes of this Section 5.7, "Latest Election
Date" shall mean:

In the case of a Participant who voluntarily retires, the latest date which is both at least 6 months and 10 days prior to his Retirement Date and in the calendar year preceding the calendar year of his Retirement Date; or

In the case of a Participant who is involuntarily retired, such Participant's Retirement Date.

	(c)     Calculation of Lump-Sum Benefit

		(1) Any lump-sum benefit payable under this Section 5.7 shall be calculated using mortality assumptions according to the current actuarial valuation prepared for the Plan, and the PBGC immediate interest rate.

		(2) The PBGC immediate interest rate used to calculate the lump-sum benefit of a Participant:

Who voluntarily retires, shall be either the rate in effect on such Participant's Latest Election Date or the rate in effect on the Participant's Benefit Commencement Date, whichever produces the higher benefit; or

Who is involuntarily retired, shall be the rate in effect on the Participant's Retirement Date.

	(d)     Payment of Lump-Sum Benefit

	Any Lump-Sum Benefit payable pursuant to this Section 5.7, shall be paid:

		(1) In the case of a Participant who voluntarily retires, on such Participant's Retirement Date; or

		(2) In the case of a Participant who is involuntarily retired, on the date which is 6 months and 10 days following such Participant's Retirement Date. Such Participant's benefit shall not accrue interest from the Participant's Retirement
Date through the date the lump-sum benefit is paid.

	(e) The Administrative Committee shall have full discretion to deny a Participant's request to receive a lump sum. Such decisions by the Committee shall be made in a uniform and nondiscriminatory manner.

	(f) See Attachment 1 for special Lump-Sum payments approved by the Officers-Directors Compensation Committee.

ARTICLE VI

Payment of Benefits (Including REP/SSB and AEP/SSB)


6.1 For a Participant, Former Participant, or Terminated Vested Participant, the following shall apply:

	(a) An application for benefits under the Qualified Plan shall be deemed to be an application for benefits under this Plan.

	(b)     Benefits under this Plan shall begin on the Benefit
Commencement Date.

	(c) Except as otherwise provided in Section 5.7, benefits under this Plan shall be paid in the same method or form of payment as benefits are paid under the Qualified Plan and shall be subject to the same rules and regulations of the Qualified Plan.

	(d) Except as otherwise provided in Section 5.7, benefits under this Plan shall be paid at the same time and for the same duration as payments under the Qualified Plan.

	(e) Except as otherwise provided in Section 5.7, in no event may a Participant select a method or form of payment of benefits under this Plan which is different in any way from the method or form of payment of benefits selected under the Qualified Plan.

	(f) Except as otherwise provided in Section 5.7, eligibility for and payment of the REP/SSB to an Eligible Spouse under this Plan shall be governed by the same rules and regulations as the Qualified
Plan.

6.2     For a Participant only, the following shall apply:

	(a) Eligibility for and payment of the AEP/SSB under this Plan shall be governed by the same rules and regulations as the Qualified
Plan.

	(b) The amount of benefit payable to an Eligible Spouse under the AEP/SSB shall always be determined under the Standard Benefit formula, as provided in Section 5.1 of this Plan.

	(c) The amount of benefit payable to an Eligible Spouse under the AEP/SSB of a Participant eligible for the Special Short Service
Benefit shall not be based on the Special Short Service Benefit formula.

	(d) Notwithstanding any other provision of this Section 6.2, the amount of benefit payable to an Eligible Spouse of a Participant who:

		(l)     is eligible for the Special Short Service Benefit; and

		(2)     has retired on his Early Retirement Date; and

		(3)     dies prior to his Benefit Commencement Date;

		shall be based on the Special Short Service Benefit formula.

ARTICLE VII

Forfeiture of Benefits


7.1 In the event a Participant ceases participation under this Plan prior to becoming vested in the Qualified Plan, no benefit shall be payable under this Plan.

7.2     (a)     Any benefit payable under this Plan to a Participant, Former
Participant, or Terminated Vested Participant on or after retirement or commencement of benefits, shall be forfeitable in the event it is found that such Participant is engaged or employed as a business owner, employee, or consultant in any activity which is in competition with any line of business of the Company or its Subsidiaries existing as of the date of termination of employment or retirement.

	(b) All determinations under this Section 7.2 shall be made by the Administrative Subcommittee at its sole discretion. As the Administrative Subcommittee finds appropriate, it may suspend benefits to such Participant and furnish due notice thereof. The
Administrative Subcommittee may thereafter terminate benefits under this Plan unless such Participant discontinues the competitive activity and affords written notice to the Administrative Subcommittee of such discontinuance within ninety
(90) calendar days following the giving of notice of suspension of benefits.

7.3 If any benefit under the Plan has been payable to and has been unclaimed by any Participant, Former Participant, Terminated Vested Participant for a reasonable period of time, as determined by the Administrative
Committee, the Administrative Committee may direct that all rights of such Participant to payments accrued and to future payments be terminated absolutely, provided that if such Participant subsequently appears and identifies himself to the satisfaction of the Administrative Committee, then the liability will be reinstated.

ARTICLE VIII

General Provisions


8.1 The entire cost of benefits and administrative expenses for this Plan shall be paid by the Company.

8.2 The administration of this Plan shall be the responsibility of the Administrative Committee, which shall interpret the provisions of this Plan and decide all questions arising in its administration. The decisions of the Administrative Committee shall be conclusive and binding for all purposes. The Administrator will administer this Plan at the direction of the Administrative Committee.

8.3 Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, and the Plan shall not afford any Participant a right of continued service with the Company.

8.4 This Plan is purely voluntary on the part of the Company. The Company, by action of the Officers-Director Compensation Committee (or any successor) of the Board of Directors or by such other person or committee acting in accordance with a procedure adopted and approved by the Officers-Directors Compensation Committee (or any successor) of the Board of Directors, may amend, suspend, or terminate the Plan, in whole or in part at any time.

8.5     (a)     Except as provided in paragraph (b) below, no benefits
payable under this Plan may be assigned or alienated or transferred in whole or in part. No benefits payable under the Plan shall be subject to legal process or attachment for the payment of any claim against any person entitled to receive the same.

	(b) Paragraph (a) above does not apply to the extent that a Participant's interest under the Plan is alienated pursuant to a "Qualified Domestic Relations Order" (QDRO) as defined in Section 414(p) of the Internal Revenue Code. The Administrator is authorized to adopt such procedural and substantive rules and to take such procedural and substantive actions as the Administrator may deem necessary or advisable to provide for the payment of amounts from the Plan to an Alternate Payee as provided in a QDRO.

8.6 The Plan is intended to conform to the applicable requirements of the Act and the Internal Revenue Code. Except to the extent otherwise provided in the Act and the Code, this Plan shall be construed, regulated and administered under the laws of the Commonwealth of Pennsylvania.

ARTICLE IX

Change in Control


9.1 Notwithstanding any other provisions of this Plan, upon a Change in Control, as defined in Section 9.2:

	(a)     All Participants shall be deemed to be Vested Participants;

	(b)     Any Participant, including Participants described in paragraph
(a) of this Section 9.1, shall be eligible to receive the Special
Short Service Benefit as provided in Section 5.2 if, as of the date a Change in Control occurs, he has been so designated by the Administrative Committee.

	(c) Paragraph (c) of Section 5.2 shall be revised in its entirety to read:

		(c) For a Participant who retires on his Early Retirement Date, for purposes of computing his benefit, Plan Service shall be reduced by the lesser of:

			(1) One month for each month the Participant's Benefit Commencement Date precedes his Normal Retirement Date;
or

			(2)     36 months.

9.2     For purposes of this Plan, a "Change in Control" shall mean:

	(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

		(i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

		(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

		provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:

		(i)     any acquisition directly from the Company,

		(ii)    any acquisition by the Company,

		(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

		(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 9.2; or

	(b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

	(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business
Combination,

		(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting
Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company
Voting Securities, as the case may be,

		(ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

		(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

	(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

	(e) A majority of the Board otherwise determines that a Change in Control shall have occurred.


9.3 Upon, or in reasonable anticipation of, a Change in Control, an amount sufficient to fund the benefits of all Vested Participants, including those vested pursuant to Section 9.1, Former Participants, and Terminated Vested Participants, including an amount sufficient to fund additional benefits anticipated to accrue during the twenty-four (24) month period immediately following a Change in Control and including an amount sufficient to fund the Active Employees' Pension Surviving Spouse Benefit and the survivor annuity payable to the joint annuitant designated by any such Participant on his Benefit Commencement Date shall be paid immediately by the Company to a Trustee. Selection of the Trustee, the amounts to be paid by the Company and the terms of such payment (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event) in order to give effect to the payment of benefits as provided in Sections 9.4 and 9.5 shall be determined by the Vice President, Human Resources, and/or the Vice
President, Finance. Notwithstanding such funding, the Company shall be obligated to pay such benefits to such Vested Participants, Former Participants and Terminated Vested Participants to the extent such funding proves to be insufficient. To the extent such funding proves to be more than sufficient, such excess shall revert to the Company.

	Except as regards paragraph (d) of Section 9.2, the Officers-Directors Compensation Committee shall have the duty and the authority to make the determination as to whether a Change in Control has occurred, or is reasonably to be anticipated, and, concomitantly, to direct the making of the payment contemplated herein.

9.4 The Trustee shall provide for the payment of benefits to Vested Participants, Former Participants, Terminated Vested Participants, Eligible Spouses and joint annuitants in accordance with the provisions of this Plan as in effect on the date of the Change in Control. Any subsequent attempts to suspend or terminate this Plan or to amend this Plan in any way which reduces future benefits shall have no effect on payments made or to be made by the Trustee.

9.5 Notwithstanding any provision of this Plan, including without limitation, Section 8.4, this Plan may not be:

	(a)     Amended such that future benefits would be reduced; or

	(b)     Suspended; or

	(c)     Terminated;

		(1) As to the future accrual of benefits, at any time during the twenty-four (24) month period following a Change in Control;
or

		(2) As to the payment of benefits, at any time prior to the last payment, determined in accordance with the provisions of this Plan, to each Vested Participant, Former Participant,
Terminated Vested Participant, Eligible Spouse and joint annuitant.